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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
     RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      Integrated Electrical Services, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     4) Date Filed:

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PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS
FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (11-01)

                     (INTEGRATED ELECTRICAL SERVICES LOGO)

                               December 12, 2003

To Our Stockholders:

     On behalf of the Board of Directors, I cordially invite all stockholders to attend the Annual Meeting of Integrated Electrical Services, Inc. to be held on Thursday, January 22, 2004, at 10:30 a.m. at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, TX 77027. Proxy Materials, which include a Notice of the Meeting, Proxy Statement and proxy card, are enclosed with this letter. The Company's 2003 Annual Report, which is not a part of the proxy materials, is also enclosed and provides additional information regarding the financial results of the Company for its fiscal year ended September 30, 2003.

     We hope that you will be able to attend the Annual Meeting. Your vote is important. Whether you plan to attend or not, please execute and return the proxy card in the enclosed envelope so that your shares will be represented. If you are able to attend the meeting in person, you may revoke your proxy and vote your shares in person. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee that holds the shares to provide you with evidence of your share ownership. We look forward to seeing you at the meeting.

                                          Sincerely,

                                          /S/ HERBERT R. ALLEN

                                          Herbert R. Allen
                                          President and Chief Executive Officer

                      INTEGRATED ELECTRICAL SERVICES, INC.
                        1800 WEST LOOP SOUTH, SUITE 500
                              HOUSTON, TEXAS 77027

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 22, 2004

TO THE STOCKHOLDERS OF INTEGRATED ELECTRICAL SERVICES, INC.,

     Notice is hereby given that the Annual Meeting of the Stockholders of Integrated Electrical Services, Inc., a Delaware corporation, will be held at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, TX 77027, on Thursday, January 22, 2004, at 10:30 a.m. Central Time, for the following purposes:

          1. To elect three Class III directors to the Company's board to serve until the annual stockholders' meeting held in 2007 or until their successors have been elected and qualified.

          2. To approve the Company's employee stock purchase plan, as amended and restated, including the authorization for the issuance of an additional 1,000,000 shares of the Company's common stock to be issued pursuant thereto.

          3. To ratify the appointment of Ernst & Young LLP, independent auditors, as the Company's auditors for the fiscal year 2004.

          4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The holders of record of the Company's Common Stock and of the Company's Restricted Voting Common Stock at the close of business on November 26, 2003 are entitled to notice of, and to vote at, the meeting with respect to all proposals, except that Restricted Voting Common Stock shall not be entitled to vote on the proposal for the election of directors. We urge you to sign and date the enclosed proxy card and return it promptly by mail in the enclosed envelope, whether or not you plan to attend the meeting in person. No postage is required if mailed in the United States. If you do attend the meeting in person, you may withdraw your proxy and vote personally on all matters brought before the meeting.

                                          /s/ MARK A. OLDER

                                          Mark A. Older

                                          Secretary

Houston, Texas
December 12, 2003

                      INTEGRATED ELECTRICAL SERVICES, INC.

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                  GENERAL INFORMATION ABOUT THE ANNUAL MEETING

WHEN AND WHERE IS THE 2004 ANNUAL MEETING OF STOCKHOLDERS BEING HELD?

     The 2004 Annual Meeting of Stockholders (the "Annual Meeting") will be held on Thursday, January 22, 2004. The Annual Meeting will be held at 10:30 a.m. Central Time, at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, TX 77027.

WHAT DATE WILL THE PROXY STATEMENT FIRST BE SENT TO THE STOCKHOLDERS?

     The approximate date on which this Proxy Statement and the accompanying materials were first sent or given to stockholders was December 12, 2003.

WHO IS SOLICITING MY VOTE?

     The accompanying proxy is solicited by the Board of Directors of Integrated Electrical Services, Inc. (the "Company") for use at the 2004 Annual Meeting of Stockholders and any adjournments thereof.

HOW ARE VOTES BEING SOLICITED?

     In addition to solicitation of proxies by mail, certain directors, officers, representatives and employees of the Company may solicit proxies by telephone and personal interview. Such individuals will not receive additional compensation from the Company for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Banks, brokers and other custodians, nominees and fiduciaries also will be reimbursed by the Company for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of common stock of the Company.

WHO IS PAYING THE SOLICITATION COST?

     The expense of preparing, printing and mailing proxy solicitation materials will be borne by the Company.

HOW MANY VOTES DO I HAVE?

       Each share of Common Stock is entitled to one vote upon each of the matters to be voted on at the Annual Meeting. Each share of Restricted Voting Common Stock is entitled to one-half of one vote upon each of the matters to be voted on at the Annual Meeting, except for the election of directors, upon which each share of Restricted Voting Common Stock has no vote. The holders of Restricted Voting Common Stock are entitled to elect one member of the board of directors, and at the 2003 Annual Meeting elected C. Byron Snyder to serve as a Class II director until the 2006 Annual Meeting or until his successor is elected and qualified.

HOW DO I VOTE?

     When a proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with the directions noted thereon; or if no direction is indicated, it will be voted in favor of the proposals set forth in the notice attached hereto.

CAN I CHANGE MY VOTE?

     Any stockholder giving a proxy has the power to revoke it at any time before it is voted (i) by notifying Mark A. Older, Secretary of the Company, in writing of such revocation, (ii) by executing a subsequent proxy sent to Mr. Older, or (iii) by attending the Annual Meeting in person and voting in person. Notices to Mr. Older referenced in (i) and (ii) should be directed to Mark A. Older, Secretary, Integrated Electrical Services, Inc., 1800 West Loop South, Suite 500, Houston, Texas 77027. Stockholders who submit proxies and attend the meeting to vote in person are requested to notify Mr. Older at the Annual Meeting of their intention to vote in person at the Annual Meeting.

HOW ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

     Pursuant to the Company's bylaws, shares not voted on matters, including abstentions and broker non-votes, will not be treated as votes cast with respect to those matters, and therefore will not affect the outcome of any such matter.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

     The presence, in person or by proxy, of at least a majority of the sum of the outstanding shares of Common Stock and Restricted Voting Common Stock is required for a quorum to ratify the appointment of the independent certified public accountants, to approve the Company's employee stock purchase plan, as amended and restated, and to transact such other business as may properly come before the meeting. The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock is required for a quorum to elect directors.

DOES THE COMPANY HAVE A WEBSITE?

     The Company has a website, http://www.ies-co.com, which contains additional information concerning the Company's corporate governance practices.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     At the close of business on November 26, 2003, the record date for the determination of stockholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments thereof, the Company had outstanding 35,663,098 shares of Common Stock and 2,605,709 shares of Restricted Voting Common Stock.

     The following table reflects the beneficial ownership of the Company's Common Stock as of October 31, 2003, with respect to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock; (ii) the directors and nominees for director;
(iii) each named executive officer; and (iv) the Company's directors and executive officers as a group.

                                                               NUMBER OF     PERCENT
                                                              SHARES OWNED      OF
NAME OF BENEFICIAL OWNER                                      BENEFICIALLY   CLASS(O)
------------------------                                      ------------   --------
Herbert R. Allen(a).........................................   1,163,333        3.3%
Richard China(b)............................................     217,691        *
C. Byron Snyder(c)..........................................   2,614,836        7.3
Ronald P. Badie(d)..........................................       6,443        *
Donald Paul Hodel(e)........................................      41,967        *
Alan R. Sielbeck(e).........................................      87,686        *
Donald C. Trauscht(f).......................................      15,378        *
Britt Rice(g)...............................................     401,086      1.1
James D. Woods(h)...........................................      27,506        *
Danniel J. Petro(i).........................................     496,792        1.4
William W. Reynolds(j)......................................     262,783        *
Directors and officers as a group (14 persons)(k)...........   5,432,264       15.2
Dimensional Fund Advisors Inc.(l)...........................   2,792,600        7.8
Jeffrey L. Gendell(m).......................................   2,084,500        5.8
State Street Research & Management Co.(n)...................   2,242,700        6.3

---------------

 * Indicates ownership of less than one percent of the outstanding shares of Common Stock of the Company.

(a) Includes 200,000 shares of Common Stock owned by HRA Investment Group, LP as to which Mr. Allen disclaims beneficial ownership and 259,333 shares of Common Stock underlying options which are exercisable within 60 days.

(b) Includes 143,334 shares of Common Stock underlying options which are exercisable within 60 days and 3,320 shares of Common Stock in the Company's 401(k) Plan.

(c) The shares attributed to Mr. Snyder are as follows (i) 2,585,829 shares are held in the 1996 Snyder Family Partnership (the "Partnership"), (ii) 699 shares are held in the 1998 Snyder Family Partnership Management Trust,
     (iii) 9,599 shares are held by the Worth Byron Snyder Trust, and (iv) 9,582 shares are held by the Gregg Layton Snyder Trust. These shares attributed to Mr. Snyder comprise all of the Company's outstanding Restricted Voting Common Stock. Such shares may be converted to Common Stock in specific circumstances. Mr. Snyder disclaims beneficial ownership as to 1,118,193 of these shares which are attributable to the interests in the Partnership held by Mr. Snyder's children. Includes 3,127 shares owned directly and 6,000 shares of Common Stock underlying options which are exercisable within 60 days.

(d) Includes 6,000 shares of Common Stock underlying options which are exercisable within 60 days.

(e) Includes 22,000 shares of Common Stock underlying options which are exercisable within 60 days by each of Mr. Hodel and Mr. Sielbeck.

(f) Includes 9,000 shares of Common Stock underlying options which are exercisable within 60 days.

(g) Includes 65,000 shares of Common Stock underlying options which are exercisable within 60 days.

(h) Includes 12,000 shares of Common Stock underlying options which are exercisable within 60 days.

(i) Includes 92,667 shares of Common Stock underlying options which are exercisable within 60 days.

(j) Includes 243,002 shares of Common Stock underlying options which are exercisable within 60 days.

(k) Includes 2,605,709 shares of Restricted Voting Common Stock described in Note (c) above, 978,504 shares of Common Stock underlying options which are exercisable within 60 days, and 4,529 shares of Common Stock held in the Company's 401(k) Plan.

(l) Dimensional Fund Advisors Inc. ("Dimensional") is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 which furnishes investment advice to four investment companies registered under the Investment Company Act of 1940. Dimensional has sole voting and sole dispositive power with respect to all of the shares, but disclaims beneficial ownership. Dimensional's mailing address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. This information is based solely on the 13G/A filed by Dimensional Fund Advisors on February 12, 2003.

(m) Mr. Gendell has shared voting and dispositive power in (i) Tontine Partners, L.P., 953,920 shares, (ii) Tontine Power Partners, L.P., 25,000 shares, (iii) Tontine Management, L.L.C., 978,920 shares, (iv) Tontine Associates, L.L.C., 20,000 shares, and (v) Tontine Overseas Associates, L.L.C., 970,280 shares. Mr. Gendell holds 115,300 shares with sole voting and sole dispositive power. Mr. Gendell's address is 237 Park Avenue, 9th Floor, New York, NY 10017. This information is based solely on the Schedule 13D filed by Jeffrey L. Gendell on January 7, 2002.

(n) State Street Research and Management Company ("State Street") is an investment advisor registered under the Investment Advisors Act of 1940. State Street has sole voting and sole dispositive power with respect to all of the shares, but disclaims beneficial ownership. All of the shares are owned by clients of State Street, whose address is One Financial Center, 30th Floor, Boston, MA 02111. This information is based solely on the
     Schedule 13G filed by State Street on February 14, 2003.

(o) Restricted Voting Common Stock is treated as options which are exercisable within 60 days in the percent of class calculation.

                             ELECTION OF DIRECTORS

GENERAL INFORMATION

     The Company's Amended and Restated Certificate of Incorporation, as amended, and bylaws provide that the number of directors on the Board shall be fixed from time to time by the Board of Directors but shall not be less than one nor more than fifteen persons. The Certificate of Incorporation divides the Board of Directors into three classes, designated as Class I, Class II and Class
III. Each class of directors is to be elected to serve a three-year term and is to consist, so far as possible, of one-third of the number of directors required at the time to constitute a full Board. If the number of directors is not evenly divided into thirds, the Board of Directors shall determine which class or classes shall have one extra director. The Board of Directors has set the number of directors at eight, three in Class I, two in Class II and three in Class III, whose terms of office expire with the 2005, 2006 and 2004 annual meetings, respectively, and until their successors are elected and qualified. The holders of the Restricted Voting Common Stock are entitled to elect one director, which they did at the 2003 Annual Meeting. They therefore are not entitled to vote on directors at this meeting.

     The term of office of each of the current Class III Directors expires at the time of the Annual Meeting or as soon thereafter as their successors are elected and qualified. Messrs. Hodel, Trauscht and Woods, the current Class III Directors, have each been nominated to serve an additional three-year term as a Class III Director, to be elected by the holders of the Common Stock. Each of Messrs. Hodel, Trauscht and Woods has consented to be named in this Proxy Statement and to serve as a director if elected.

     It is the intention of the holders of Common Stock named in the accompanying proxy card to vote "FOR" the election of the nominees named below, unless a stockholder has directed otherwise or withheld such authority. The affirmative vote of holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect each director nominee.

     If, at the time of or prior to the Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required. No proxy will be voted for a greater number of persons than the number of nominees named herein.

CLASS III DIRECTOR NOMINEES (TO SERVE UNTIL THE 2007 ANNUAL MEETING)

     Each of the current Class III Directors, whose present term of office as a director will expire at the Annual Meeting, has been nominated to serve an additional three-year term. Certain information with respect to each of them is as follows:

DONALD PAUL HODEL*                                           DIRECTOR SINCE 1998

     Mr. Hodel, 68, is President and CEO of Focus on the Family, a charitable organization and a Managing Director of Summit Group International, Ltd. (and related companies), an energy and natural resources consulting firm he founded in 1989. Mr. Hodel served as Secretary of the Interior from 1985 to 1989 and Secretary of Energy from 1982 to 1985. Mr. Hodel has served as director of both publicly traded and privately held companies and is the recipient of the Presidential Citizens Medal and honorary degrees from three universities. Mr. Hodel serves on the boards of directors of: Salem Communications, Inc., a NASDAQ listed company, which owns and operates radio stations; and the North American Electric Reliability Council.

DONALD C. TRAUSCHT*                                          DIRECTOR SINCE 2002

     Mr. Trauscht, 70, has been the Chairman of BW Capital Corporation, a private investment company, since January 1996. From 1967 to 1995, Mr. Trauscht held various positions with Borg Warner Corporation, a diversified manufacturer of automotive components, chemicals, financial services, industrial parts and security services including Chairman and Chief Executive Officer. Mr. Trauscht is a director of: ESCO Technologies Inc., a manufacturer of communications systems, filtration products and test equipment; Global Motorsport

Group Inc., a producer of motorcycle parts; OMI Corporation, a marine transport company; and Bourns, Inc., a manufacturer of electronic components.

JAMES D. WOODS*                                              DIRECTOR SINCE 2001

     Mr. Woods, 72, is the retired Chairman and Chief Executive Officer of Baker Hughes Incorporated, a provider of oilfield services. He was Chief Executive Officer of Baker Hughes from April 1987 and Chairman from January 1989 until January 1997. Mr. Woods is a director of: Varco International Inc., a manufacturer of oilfield equipment; ESCO Technologies Inc.; OMI Corporation; USEC Inc., a supplier of enriched uranium; and Foster Wheeler Inc., a provider of engineering services.

DIRECTORS CONTINUING IN OFFICE

CLASS I

     The Class I Directors, whose present terms of office as directors will expire at the 2005 Annual Meeting, and certain additional information with respect to each of them, are as follows:

RONALD P. BADIE*                                             DIRECTOR SINCE 2003

     Mr. Badie, 60, is the retired Vice Chairman of Deutsche Bank Alex Brown (now Deutsche Bank Securities), Deutsche Bank's investment banking subsidiary. From 1966 until his retirement in March 2002, Mr. Badie held a variety of management positions with Deutsche Bank and its predecessor, Bankers Trust Company. Mr. Badie has served on the advisory boards of Merrill Lynch Capital Appreciation Fund, Stonington Capital Appreciation Fund, and Green Equity Capital Fund. He also was a member of the advisory board of The Price Center for Entrepreneurial Studies at the Anderson School of Management at U.C.L.A.

RICHARD CHINA                                                DIRECTOR SINCE 2001

     Mr. China, 45, has been the Chief Operating Officer of the Company since October 2001. From May 2001 to October 2001, Mr. China was the Chief Executive Officer of IES Communications, Inc., one of the Company's subsidiaries. From August 2000 to May 2001, Mr. China was a Regional Operating Officer for the Company. Prior to that time, Mr. China was President of Primo Electric Company, one of the Company's subsidiaries.

ALAN R. SIELBECK*                                            DIRECTOR SINCE 1998

     Mr. Sielbeck, 50, currently serves as Chief Executive Officer of LogisticsXperts, LLC, an inventory management and quality control company serving the electronics manufacturing industry. He served as Chairman of the Board and Chief Executive Officer of Service Experts, Inc., a publicly traded heating, ventilation and air conditioning service company, since its inception in March 1996 until January 2000. Mr. Sielbeck has served as Chairman of the Board and President of AC Service and Installation Co. Inc. and Donelson Air Conditioning Company, Inc. since 1990 and 1991, respectively. From 1985 to 1990, Mr. Sielbeck served as President of RC Mathews Contractor, Inc., a commercial building general contractor and Chief Financial Officer of RCM Interests, Inc., a commercial real estate development company. Mr. Sielbeck serves as a director for Midsouth Wire Products and Nashville Wire.

---------------

 * Denotes independent director

CLASS II

     The Class II Directors, whose present terms of office as directors will expire at the 2006 Annual Meeting, and certain additional information with respect to each of them, are as follows:

HERBERT R. ALLEN                                             DIRECTOR SINCE 2001

     Mr. Allen, 63, has been Chief Executive Officer of the Company since October 2001. From May 2001 to October 2001, Mr. Allen was Chief Operating Officer of the Company. From January 2000 to May 2001, Mr. Allen was Senior Vice President -- East Area of the Company. From June 1998 to January 2000, Mr. Allen was a Regional Operating Officer of the Company. Prior to that time, Mr. Allen was the President of H.R. Allen, Inc., one of the Company's subsidiaries.

C. BYRON SNYDER**                                            DIRECTOR SINCE 1997

     Mr. Snyder, 55, has been Chairman of the Board of Directors of the Company since its inception. Mr. Snyder was a founding member and Senior Managing Director of Main Street Equity Ventures II, LP, a Houston-based private equity investment firm. Mr. Snyder was the President and owner of Sterling City Capital, L.L.C., a private investment company. Mr. Snyder was owner and President of Relco Refrigeration Co., a distributor of refrigerator equipment, from 1992 to 1998. Prior to 1992, Mr. Snyder was the owner and Chief Executive Officer of Southwestern Graphics International, Inc., a diversified holding company which owned Brandt & Lawson Printing Co., a Houston-based general printing business, and Acco Waste Paper Company, an independent recycling business. Brandt & Lawson Printing Co. was sold to Hart Graphics in 1989, and Acco Waste Paper Company was sold to Browning-Ferris Industries in 1990.

     After reviewing all relevant facts and circumstances, the Board of Directors has affirmatively determined that Messrs. Hodel, Trauscht, Woods, Badie and Sielbeck are independent since they have no relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), other than as directors of the Company. The review was undertaken on an individual director-by-director basis and did not involve a pre-set formula or minimum standard of materiality. The Board of Directors also has affirmatively determined that while Mr. Snyder is not independent due to his extensive involvement in the formation of the Company, he is a non-management director since he has never been employed by the Company.

                               EXECUTIVE OFFICERS

     Information on the executive officers is incorporated by reference from the section titled "Item 4A. Executive Officers" in the Company's Annual Report on Form 10-K for the year ended September 30, 2003.

                 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     During fiscal year 2003, the Board of Directors held 5 meetings of the full Board, and each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the full Board and meetings of committees of the Board on which he served.

     The Board of Directors holds an executive session at all regularly scheduled meetings without management directors present. Mr. Snyder, a non-management director, routinely presides at these sessions. However, in the future, at least once annually, the Board intends to meet in executive session with only independent directors present. Interested parties may make any concerns known to non-management directors by contacting the Company's EthicsLine at 1-800-347-9550.

---------------

** Denotes non-management, non-independent director.
   All ages are as of December 1, 2003.

     Until March 31, 2003, directors of the Company who were not officers received an annual retainer of $12,000, paid quarterly, one-half in cash and one-half in shares of Company Common Stock. Committee chairmen received an additional annual retainer of $3000, similarly divided between cash and stock. Effective April 1, 2003, directors of the Company who are not officers or employees of the Company receive an annual retainer of $24,000, paid quarterly, one-half in cash and one-half in shares of Company Common Stock. Committee chairmen receive an additional annual retainer of $5,000, similarly divided between cash and stock. Non-employee directors are also paid a meeting fee of $1,250 for each in person regular or special Board or committee meeting, and $500 for telephonic meetings. In addition, each non-employee director of the Company receives a grant of an option to purchase 3,000 shares of Company Common Stock upon initial election as a director and an option to purchase 3,000 additional shares on each September 30 on which such director remains a non-employee director. The Company paid aggregate fees of $225,827 to non-employee directors in connection with the Board of Directors' and committee meetings in fiscal year 2003. Employee directors receive no additional compensation for attending Board of Directors or committee meetings.

     The Company has adopted a code of business conduct and ethics which has been memorialized as part of the Company's Legal Compliance and Corporate Policy Manual and can be found on the Company's website at http://www.ies-co.com, under the Corporate Governance section. The manual is also available in print to any shareholder who requests it by contacting Mark A. Older, Counsel and Corporate Secretary, Integrated Electrical Services, Inc., 1800 West Loop South, Suite 500, Houston, TX 77027.

CORPORATE GOVERNANCE GUIDELINES

     The Company's management and Board of Directors are committed to conducting business consistent with good corporate governance practices. To this end, the Board has established a set of Corporate Governance Guidelines which reflect its view in how to help achieve this goal. These guidelines, which may be amended and refined from time to time, are outlined below and may also be found on the Company's website at http://www.ies-co.com.

                        CORPORATE GOVERNANCE GUIDELINES

DIRECTORS

CORE COMPETENCIES OF THE BOARD

     In order to adequately perform the general corporate oversight responsibilities assumed by the Board, the Board as a whole should possess the following competencies:

          ACCOUNTING & FINANCE -- The Board should have one or more members who are experienced in accounting and finance matters.

          MANAGEMENT -- In order to oversee the Company's management team, the board should have one or more directors who have experience as the CEO of a large publicly traded corporation.

          INDUSTRY KNOWLEDGE -- While the theory of management is important, it is essential that the Board have one or more members with extensive hands on practical relevant industry specific knowledge.

          LONG-RANGE STRATEGY -- In addition to monitoring the Company's performance in the present, the Board should have one or more members with the skills to look to the future and provide direction for stability and growth.

INDEPENDENCE OF THE BOARD

     A majority of the Board shall be independent of management. An independent director must meet the standards imposed by the SEC and the NYSE which essentially demand the following:

          MATERIAL RELATIONSHIPS -- The Board must affirmatively determine that the director has no material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company) other than such director's capacity as a member of the Board.

          FORMER EMPLOYMENT BY THE COMPANY -- No director who is an employee, or whose immediate family member is an executive officer of the Company is considered independent until three years after the end of such employment relationship.

          RECEIPT OF COMPENSATION -- No director shall be considered independent who receives, or whose immediate family member receives more than $100,000 per year in direct compensation from the Company, other than directors' and committee fees and pension or other forms of deferred compensation for prior service until three years after he or she receives more than $100,000 per year of such compensation.

          FORMER EMPLOYMENT BY THE COMPANY'S INDEPENDENT AUDITORS (PAST OR PRESENT) -- No director who has been an affiliate with or employed by a past or present independent auditor of the Company shall be deemed independent until three years after the relationship has ended.

          INTERLOCKING RELATIONSHIPS -- No director shall be considered independent if such director is, or in the past three years has been employed by any company for which an officer of the Company serves or has served as a member of its compensation committee during the time that such director is or was so employed.

          FAMILY MEMBERS -- Directors with certain family members that fall into the above disqualifying conditions may be prohibited from being independent directors until the time period described above has elapsed as to those family members.

          OUTSIDE DIRECTORSHIPS -- The CEO and the senior management of the Company may not serve on more than three outside boards of public companies; non-employee directors may not serve on more than six.

          TENURE AND RETIREMENT -- While mandatory retirement and/or term limits may have their place in government or physically demanding occupations, it is believed that their application to board service is arbitrary, discriminatory, and could act to disqualify otherwise fully productive and valuable members. The Company therefore does not have established formal rules that limit the number of terms a director can serve or set an age at which a member must retire.

BOARD DUTIES AND RESPONSIBILITIES

          INFORMATION DISSEMINATION -- The Board is responsible for the essential oversight of the Company and acts as the representative of the stockholders. The board must be given sufficient information in order to fulfill these governance responsibilities, not only in advance of Board meetings but also periodically between meetings. In addition to regularly scheduled meetings which members of the Board are expected to attend, telephone updates are held monthly between meetings to insure potential matters of concern are addressed on a timely basis.

          ACCESS TO MANAGEMENT AND ADVISORS -- Board members have full access to senior management and are encouraged to contact them at any time. In addition, the Board is authorized to retain and compensate outside advisors as it deems necessary or appropriate.

          DIRECTOR COMPENSATION -- The compensation committee of the Board is charged with the review of Board compensation, and upon its recommendation, the full Board sets the level of retainers as well as meeting fees. Compensation shall be made in the form of both cash and Company equity with the latter being emphasized. In determining the appropriate level of compensation the committee and the Board shall review the practice of peer companies and general industry and tend toward the low to middle range of fees paid to the group.

          DIRECTOR ORIENTATION AND CONTINUING EDUCATION -- Members shall be provided with detailed information concerning the Company's operations upon their initial election or appointment to the Board. Attendance at continuing education programs is encouraged and the Company at least annually shall provide guest speakers to address topics of interest to the Company or industry and members are provided the opportunity to tour works in progress to become familiar with day-to-day operations.

          ANNUAL PERFORMANCE EVALUATION -- The Board and each committee shall annually conduct a performance evaluation to determine whether it and its committees are functioning effectively. To ensure candid responses, the completed evaluations shall be returned to the Company's independent auditors who shall compile the results on a completely anonymous basis.

          POSITIONS OF CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE
     OFFICERS -- Since inception, the Company has maintained a separation of the roles of Chairman of the Board, a non-executive position and Chief Executive Officer.

          MANAGEMENT SUCCESSION -- The Board appoints a CEO, annually performs an evaluation of his performance, with the results being communicated to him. In order to insure a smooth transition, if and when the need arises, the Board shall identify potential successors which by past experience and overall competence could assume the position upon short notice.

COMMITTEES

     The Board of Directors has established the Audit, Compensation, Nominating/Governance, and Executive Committees to assist in the performance of its functions of overseeing the management and affairs of the Company. The Audit, Compensation and Nominating/Governance Committees are composed entirely of independent directors under current New York Stock Exchange standards and have the authority to retain and compensate counsel and experts.

AUDIT COMMITTEE

     The Audit Committee, which met six times during fiscal year 2003, is comprised of Messrs. Sielbeck (Chairman), Trauscht and Woods. Pursuant to its written charter, a copy of which may be found on the Company's website, the Audit Committee assists the Board of Directors in:

     - fulfilling its responsibility to oversee management's implementation of and the integrity of the financial statements of the Company;

     - monitoring the qualifications, independence and performance of the Company's internal and independent auditors;

     - monitoring the compliance by the Company with legal and regulatory requirements; and

     - preparing the report that SEC rules require be included in the Company's annual proxy statement.

     In fulfilling these duties the Audit Committee generally:

     - reviews the annual financial statements with management and the independent auditor;

     - recommends to the Board of Directors whether the Company's annual audited financial statements and accompanying notes should be included in the Company's Annual Report on Form 10-K;

     - reviews with management and the independent auditor the effect of regulatory and accounting initiatives as well as contingent liabilities and off-balance sheet structures, if any, on the Company's financial statements;

     - reviews with management and the independent auditor the Company's quarterly financial statements filed on Form 10-Q;

     - discusses periodically with Company management the Company's major financial risk exposure and steps implemented to monitor and control same;

     - reviews major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management;

     - has the sole authority to engage, oversee and evaluate the performance of and, when the Audit Committee determines it to be appropriate, to terminate the Company's independent auditors, to approve all audit engagement fees and terms and to approve all significant non-audit engagements, if any, with the independent auditors. The independent auditors report directly to the Audit Committee;

     - reviews the independence of the independent auditor, giving consideration to the range of audit and non-audit services performed by the independent auditor;

     - reviews periodically (i) the experience, qualifications and performance of the senior members of the Company's internal auditing team and (ii) the internal audit activities, staffing and budget;

     - reviews significant reports to management prepared in connection with internal audit and management's responses;

     - reviews with the independent auditor any problems or difficulties the auditor may encounter and any management letter provided by the auditor and the Company's response to that letter;

     - advises the Board of Directors with respect to the Company's policies and procedures regarding conflicts of interest and compliance with material laws and regulations;

     - reviews legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or government agencies; and

     - establishes procedures (i) to handle complaints regarding the Company's accounting practices, internal controls or auditing matters and (ii) to permit confidential anonymous submission to the Audit Committee of concerns by employees regarding accounting or auditing matters.

COMPENSATION COMMITTEE

     The Compensation Committee, which met four times during fiscal year 2003, is comprised of Messrs. Woods (Chairman), Hodel and Trauscht. Pursuant to its written charter, a copy of which may be found on the Company's website, the Compensation Committee assists the Board of Directors in:

     - discharging its responsibilities relating to compensation of Company executives, and

     - producing an annual report on executive compensation for inclusion in the Company's annual proxy statement.

     In fulfilling these duties, the Compensation Committee generally:

     - establishes the Company's compensation philosophy and ensures that the compensation program is aligned with the Company's objectives consistent with the interest of the Company's stockholders;

     - reviews and approves new compensation plans;

     - evaluates the performance of the Chief Executive Officer and determines the compensation for the Chief Executive Officer;

     - reviews salaries, salary increases and other compensation of executive officers and evaluates the competitiveness of total compensation levels for executives;

     - receives recommendations regarding the selection of officers and key employees for participation in incentive compensation plans and regarding the establishment of performance goals and awards for those officers and key employees who participate in such incentive plans;

     - reviews and monitors benefits under all employee plans of the Company;

     - makes recommendations to the Board of Directors with respect to the management organization of the Company;

     - reviews and approves incentive compensation and equity based plans; and

     - evaluates, periodically, compensation paid to outside members of the Board of Directors, including monitoring the competitiveness and composition of director compensation.

NOMINATING/GOVERNANCE COMMITTEE

     The Nominating/Governance Committee, which met three times during fiscal year 2003, is comprised of Messrs. Trauscht (Chairman), Sielbeck and Woods. Pursuant to its written charter, a copy of which may be found on the Company's website, the Nominating/Governance Committee assists the Board of Directors in:

     - establishing standards for Board of Directors and Nominating/Governance Committee members and oversees the performance of the Board of Directors and its members;

     - recommends to the Board of Directors whether existing Board of Director members should be nominated for new terms or replaced and whether more or fewer members are appropriate;

     - establishes criteria to select new directors and recommends to the Board of Directors a process for orientation of new Board of Director or committee members;

     - identifies individuals qualified to become members of the Board of Directors and recommends same to the Board of Directors as nominees to fill any existing or expected vacancy;

     - evaluates the Company's corporate governance procedures and recommends to the Board of Directors changes that the Nominating/Governance deems appropriate; and

     - considers persons nominated as a director by any of our stockholders, provided the nomination is made in accordance with our by-laws and applicable law.

EXECUTIVE COMMITTEE

     The Executive Committee, which did not meet during fiscal year 2003, is comprised of Messrs. Allen, Snyder and Trauscht. Pursuant to its written charter the Executive Committee is authorized to:

     - act upon any urgent issues that arise between regularly scheduled meetings of the Board of Directors.

The Executive Committee however, may not:

     - approve, adopt or recommend to the stockholders any matter or action expressly required by Delaware General Corporation Law to be submitted to the stockholders for approval; or

     - adopt, amend or repeal any bylaw or the Company.

REPORT OF THE AUDIT COMMITTEE

     The information contained in this report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

DESIGNATION OF THE AUDIT COMMITTEE FINANCIAL EXPERT

     The Board of Directors has designated Mr. Sielbeck as the "audit committee financial expert" as that term is defined by the Securities and Exchange Commission rules. In order to qualify as the audit committee financial expert, one must have the following attributes:

     - An understanding of financial statements and generally accepted accounting principles (GAAP);

     - The ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves;

     - Experience preparing, auditing, analyzing, or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company's financial statements, or experience actively supervising one or more persons engaged in such activities;

     - An understanding of internal controls and procedures for financial reporting and

     - An understanding of audit committee functions.

     Mr. Sielbeck acquired the first four attributes as a result of serving as Chairman of the Board, Chief Executive Officer, and President of several construction industry companies. In addition, he has served as a member of the Company's Audit Committee since its initial public offering.

ESTABLISHMENT OF POLICIES AND PROCEDURES

     The Audit Committee has overseen the establishment of a number of policies and procedures which are intended to facilitate the reporting and disclosure of improper activities as well as clearly defined the use of the Company's independent auditors for non-audit purposes.

     - The Company maintains the EthicsLine which allows employees to report, on an anonymous basis, occurrences of financial abuse, fraud, theft, or discrimination. Complaints are forwarded to the Vice President, Law who in turn informs the Audit Committee.

     - The Company has established a Code of Ethics for Financial Executives, a copy of which may be found in Appendix A as well as the Company's website, at http://www.ies-co.com. The Code applies to the Chief Executive Officer, the Chief Financial Officer, and the Chief Accounting Officer and reflects the Company's commitment to the highest standards of personal and professional integrity.

     - The Audit Committee has established a policy of requiring pre-approval by the Committee of all but de minimus use of the independent auditors for non-audit services with the exception of the following:

      - The Committee has pre-approved the utilization of the independent auditors for services associated with the SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in the connection with securities offerings (e.g. comfort letters, consents), and assistance in responding to SEC comment letters so long as such fees do not exceed $20,000.

      - Consultation by the Company's management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies. Under SEC rules, some consultations may be "audit related" services rather than "audit services" or vice versa and such pre-approval is limited to $10,000 under each category.

      - Internal control reviews and assistance with internal control reporting requirements so long as such fees do not exceed $65,000, and

      - The Committee must be promptly informed of any of the above uses of the independent auditor.

The Committee has also pre-approved a statutory audit by the independent auditor of a Company subsidiary for a fee not to exceed $21,200.

REVIEW OF OUR COMPANY'S AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2003

     The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended September 30, 2003 with our management. The Audit Committee has discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

     The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2003 for filing with the Securities and Exchange Commission. The

Audit Committee has also named Ernst & Young LLP to serve as the Company's independent auditors for Fiscal year 2004, subject to stockholder ratification.

                                    Alan R. Sielbeck (Chairman)
                                    Donald C. Trauscht
                                    James D. Woods

AUDIT FEES

     Ernst & Young LLP and its predecessor, Arthur Andersen LLP, billed the Company fees as set forth in the table below for (i) the audit of the Company's 2002 and 2003 annual financial statements, reviews of quarterly financial statements and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, (ii) assurance and other services reasonably related to the audit or review of the Company's 2002 and 2003 financial statements, (iii) services related to tax compliance, tax advice and tax planning for fiscal years 2002 and 2003, and (iv) all other products and services it provided during fiscal years 2002 and 2003.

                                                         FISCAL YEAR 2002   FISCAL YEAR 2003
                                                         ----------------   ----------------
AUDIT
Ernst & Young..........................................      $336,000           $369,341
Arthur Andersen........................................        48,500                  0

AUDIT RELATED(1)
Ernst & Young..........................................             0                  0
Arthur Andersen........................................        27,000                  0

TAX FEES(2)
Ernst & Young..........................................         2,700                  0
Arthur Andersen........................................       319,015                  0

ALL OTHER FEES(3)
Ernst & Young..........................................             0                  0
Arthur Andersen........................................        30,000                  0

---------------

(1) Fees related to accounting research performed during the course of the audit.

(2) Fees paid to Ernst & Young related to tax advice and preparation of certain filings performed prior to the engagement of Ernst & Young as independent auditors. Fees paid to Arthur Andersen related to tax compliance and planning services.

(3) Fees related to valuation services performed in connection with the adoption of SFAS 142.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee is pleased to present the 2003 report on executive compensation. This report of the Compensation Committee documents the components of the Company's executive officer compensation program and describes the basis on which the compensation program determinations were made by the Compensation Committee with respect to the executive officers of the Company. The Compensation Committee meets regularly and is comprised of Messrs. Woods (Chairman), Hodel and Trauscht. The duty of the Compensation Committee is to establish the compensation of the Chief Executive Officer, review compensation levels of senior members of management, and administer the Company's various incentive plans including its annual bonus plan and its stock option plan.

EXECUTIVE COMPENSATION PROGRAM PHILOSOPHY

     The Company's compensation philosophy and program objectives are directed by two primary guiding principles. First, the program is intended to provide levels of compensation sufficient to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interests between the Company's executives and stockholders such that a portion of each executive's compensation is directly linked to maximizing stockholder value.

     In support of this philosophy, the executive compensation program is designed to reward performance that is directly relevant to the Company's short-term and long-term success. As such, the Company provides both short-term and long-term incentives. The Committee has structured the executive compensation program with three primary underlying components: base salary, annual incentives, and long-term incentives. The Company's compensation philosophy is to (i) compensate its executive officers at a base level that is near the average salaries paid by companies of similar size and nature; (ii) provide the opportunity for its executive officers to earn additional compensation in the form of annual bonuses if individual and business performance goals are met; and (iii) design long-term incentive plans to focus executive efforts on the long-term goals of the Company and to maximize total return to the Company's stockholders.

BASE SALARY

     The Committee utilizes market compensation data that is reflective of the markets in which the Company competes for employees. Based on such data, the Committee believes that the salaries paid to the Company's executive officers are at or below executive officers' compensation in similar companies. The Committee intends to insure that the executive officer's compensation is consistent with its stated policies. Therefore, as part of its responsibilities, the Committee reviews the salaries for the Company's executive officers. Individual salary changes are based on a combination of factors such as the performance of the executive, salary level relative to the competitive market, level of responsibility, growth of Company operations and the recommendation of the Chief Executive Officer.

ANNUAL BONUS

     The Company's annual bonus is intended to reward key employees based on Company and individual performance, motivate key employees, and provide competitive cash compensation opportunities. Target award opportunities vary by individual position and are expressed as a percentage of base salary. The individual target award opportunities are set at market median levels, but actual payouts may vary based on performance so that actual awards may fall below the 50th or above the 75th percentile. The amount a particular executive may earn is directly dependent on the individual's position, responsibility, and ability to impact the Company's financial success. During the 2003 fiscal year, no bonuses were paid to the Company's executive officers.

LONG-TERM INCENTIVES

     The Company's long-term incentive plan is designed to focus executive efforts on the long-term goals of the Company and to maximize total return to our stockholders. While the key devices the Committee has traditionally used were stock options and restricted stock, no grants were made during the 2003 fiscal year.

CEO COMPENSATION

     In May 2003, the Committee undertook its annual detailed review of the performance of the Chief Executive Officer. A twenty-two point evaluation was used that highlighted all material aspects of the position, with Mr. Allen being rated on each item by the Board of Directors and the Company's senior management. In order to insure anonymity the results of the evaluation were forwarded to the Company's independent auditors for compilation.

     As a result of the above evaluation, Mr. Allen's salary was adjusted to $525,500 effective October 1, 2003. Mr. Allen did not receive a bonus payment for fiscal year 2003.

     No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. The following members of the Compensation Committee have delivered the foregoing report.

                                    James D. Woods (Chairman)
                                    Donald Paul Hodel
                                    Donald C. Trauscht

     The foregoing report and the performance graph and related description included in this proxy statement shall not be deemed to be filed with the Securities and Exchange Commission except to the extent the Company specifically incorporates such items by reference into a filing under the Securities Act of 1933 or Securities Exchange Act of 1934.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM COMPENSATION
                                                                                    ------------------------
                                                ANNUAL COMPENSATION                 SECURITIES
                                   ----------------------------------------------   RESTRICTED    UNDERLYING
                                   FISCAL                          OTHER ANNUAL       STOCK        OPTIONS        ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR     SALARY     BONUS     COMPENSATION(A)     AWARD        (NUMBER)    COMPENSATION(B)
---------------------------        ------   --------   --------   ---------------   ----------    ----------   ---------------
Herbert R. Allen.................   2003    $475,000         --          --              --             --         $ 2,055
  President and Chief............   2002     380,002         --          --              --        330,000           2,727
  Executive Officer..............   2001     292,500   $120,000          --              --         30,000           2,678
Richard L. China.................   2003    $370,000         --          --              --             --         $ 3,672
  Chief Operating Officer........   2002     309,997         --          --              --        185,000           2,330
                                    2001     237,211   $175,000          --              --         30,000            2808
William W. Reynolds(b)...........   2003    $295,000         --          --              --             --         $75,849
  Executive Vice President.......   2002     275,002         --          --              --         80,000          75,548
  and Chief Financial Officer....   2001     275,000   $ 55,000          --              --        345,000          74,744
Danniel Petro....................   2003    $295,000         --          --              --             --         $ 4,406
  Regional Operating Officer.....   2002     285,000         --          --              --         70,000           1,844
                                    2001     242,500   $171,038          --              --         30,000           2,774
Britt Rice.......................   2003    $295,000         --          --              --             --         $ 2,712
  Senior Vice President..........   2002     249,957         --                          --         67,500              --
  and Chief Technology...........   2001     250,000   $278,502                          --         30,000           2,891
  and Procurement Officer

---------------

(a) No executive officer received perquisites or other personal benefits in excess of 10% of their total annual salary and bonus during the fiscal years 2002 or 2003.

(b) All other compensation for fiscal years 2001, 2002, and 2003 consists of Company contributions to the IES Corp. Executive Savings Plan and the IES, Inc. 401 (k) Retirement Savings Plan. In addition, for 2001, 2002, and 2003, Mr. Reynolds received $73,333 per his employment agreement (paid 50% in cash and 50% in IES common stock).

                     OPTION GRANTS IN THE LAST FISCAL YEAR

     There were no option grants in Fiscal Year 2003.

 AGGREGATED OPTION EXERCISES IN FISCAL 2003 AND OPTION VALUES AT SEPTEMBER 30,
                                      2003

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN THE
                                                           OPTIONS HELD AT            MONEY OPTIONS HELD AT
                              SHARES                     SEPTEMBER 30, 2003            SEPTEMBER 30, 2003
                             ACQUIRED      VALUE     ---------------------------   ---------------------------
NAME                        ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------   --------   -----------   -------------   -----------   -------------
Herbert R. Allen..........       --           --       166,001        229,999       $362,786       $647,864
Richard L. China..........       --           --        91,668        133,332       $198,187       $361,563
William W. Reynolds.......       --           --       223,002        301,998       $428,949       $597,401
Danniel Petro.............       --           --        74,334         56,666       $ 87,251       $113,299
Britt Rice................       --           --        47,500         55,000       $ 69,525       $110,550

EMPLOYMENT AGREEMENTS

     On January 30, 2003, the Company entered into an amended and restated employment agreement with Mr. Allen. The agreement with Mr. Allen, which has an initial term of three years, and which, unless terminated sooner, continues on a year-to-year basis thereafter, provides for the annual salary then in effect to be paid to Mr. Allen (which may be increased from time to time) during the term of the agreement. In the event Mr. Allen terminates his employment without "Good Reason," or is terminated for "Cause," both as defined in the agreement, he is not entitled to receive severance compensation. If Mr. Allen terminates for Good Reason or if he is terminated by the Company without Cause, he is entitled to receive the base salary then in effect for whatever period of time is remaining under the Initial Term or Extended Term, or for one year, whichever amount is greater. The agreement generally restricts him from competing with the Company for a period of two years following the termination of his employment. The restriction is removed in the event he is terminated without Cause by the Company, or he terminates for Good Reason. In the event of a change of control of the Company, Mr. Allen may receive the equivalent of three years' base salary plus three times annual bonus and three years' coverage under the Company's medical benefit plan on a tax neutral basis.

     Messrs. China and Reynolds have entered into employment agreements, effective August 12, 2003 and June 13, 2003 respectively, with the Company that also provide for severance compensation of one-year's salary, in the event of termination by the Company without "Cause" or by the individual for "Good Reason," both as defined in the agreements. These agreements have a three-year term. No severance compensation is due in the event of voluntary termination by the individual or by the Company for Cause. These agreements also contain restrictions on competing with the Company following termination of employment with such restrictions being reduced in the event of termination by the Company without Cause or by the employee for Good Reason. In the event of a change of control, Messrs. China and Reynolds may be entitled to receive two and one half times base salary and two and one half times bonus, or two times base salary and two times bonus respectively, as well as two year's coverage under the Company's medical benefit plan on a tax-neutral basis.

     Finally, the Company has entered into employment agreements with Messrs. Petro and Rice, effective January 26, 2003 and October 18, 1999 respectively, with a three-year and five-year term respectively, which provide for severance benefits of up to one year's base pay in the event of termination of their employment by the Company without Cause. These agreements also contain restrictions on competing with the Company, which may be reduced or eliminated under certain circumstances.

                            STOCK PERFORMANCE GRAPH

     The following performance graph compares the Company's cumulative total stockholder return on its Common Stock with the cumulative total return of (i) the S&P 500 Index, (ii) the Russell 2000, and (iii) a peer group stock index (the "Peer Group") selected in good faith by the Company made up of the following publicly traded companies: Comfort Systems USA, Inc., Dycom Industries Inc., Emcor Group Inc., Fluor Corp (Massey Energy Company was distributed as a dividend to Flour Corp shareholders on December 22, 2000 and the value of such dividend is reflected as a reinvestment), Jacobs Engineering Group, Mastec Inc., and Quanta Services Inc. Due to activities such as reorganizations and mergers, additions and deletions are made to the Peer Group from time to time. As the result of a re-organization Washington Group International (formerly known as Morrison Knudson) has been removed from the Peer Group, as has Encompass due to bankruptcy. The cumulative total return computations set forth in the Performance Graph assume the investment of $100 in the Company's Common Stock, the S&P 500 Index, the Russell 2000, and the Peer Group, on October 1, 1998.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
         AMONG INTEGRATED ELECTRICAL SERVICES, INC., THE S&P 500 INDEX,
                    THE RUSSELL 2000 INDEX AND A PEER GROUP

                              [PERFORMANCE GRAPH]

                                                        CUMULATIVE TOTAL RETURN
                                     -------------------------------------------------------------
                                      9/98     12/98     3/99     6/99     9/99    12/99     3/00
INTEGRATED ELECTRICAL
 SERVICES, INC.....................  100.00    149.58   107.56   108.40   106.30    67.65    35.29
S & P 500..........................  100.00    121.30   127.34   136.32   127.81   146.82   150.19
RUSSELL 2000.......................  100.00    116.31   110.00   127.11   119.07   141.03   151.02
PEER GROUP.........................  100.00    136.47   138.08   173.53   135.26   152.42   279.92

                                                       CUMULATIVE TOTAL RETURN
                                     ------------------------------------------------------------
                                      6/00     9/00    12/00     3/01     6/01     9/01    12/01
INTEGRATED ELECTRICAL
 SERVICES, INC.....................   34.45    46.22    39.92    38.32    65.55    36.30    34.42
S & P 500..........................  146.20   144.78   133.45   117.63   124.52   106.24   117.59
RUSSELL 2000.......................  145.31   146.92   136.77   127.87   146.27   115.76   140.17
PEER GROUP.........................  269.87   203.44   196.77   167.90   185.65   132.10   143.53

                                                       CUMULATIVE TOTAL RETURN
                                     ------------------------------------------------------------
                                      3/02     6/02     9/02    12/02     3/03     6/03     9/03
INTEGRATED ELECTRICAL
 SERVICES, INC.....................   33.61    42.02    25.14    25.88    28.71    48.74    46.39
S & P 500..........................  117.92   102.12    84.48    91.61    88.72   102.38   105.09
RUSSELL 2000.......................  145.76   133.58   104.99   111.46   106.45   131.39   143.32
PEER GROUP.........................  150.89   133.05    86.95   103.19   113.66   128.87   147.09

---------------

* $100 invested on 9/30/98 in stock or index-including reinvestment of dividends. Fiscal year ending September 30.

Copyright (C) 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     There were no related party transactions during fiscal year 2003.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year 2003, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company or
(iii) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

     During fiscal year 2003, no member of the Compensation Committee (i) was an officer or employee of the Company, (ii) was formerly an officer of the Company or (iii) had any business relationship or conducted any business with the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons holding more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") and any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted (i) initial reports of ownership, (ii) reports of changes in ownership and (iii) annual reports of ownership of Common Stock and other equity securities of the Company. Such directors, officers and ten-percent stockholders are also required to furnish the Company with copies of all such filed reports.

     Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required during 2003, the Company believes that all Section 16(a) reporting requirements related to the Company's directors and executive officers were timely fulfilled during 2003.

                 APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN,
              AS AMENDED AND RESTATED, INCLUDING THE AUTHORIZATION
               FOR THE ISSUANCE OF AN ADDITIONAL 1,000,000 SHARES
          OF THE COMPANY'S COMMON STOCK TO BE ISSUED PURSUANT THERETO

     The Board of Directors of the Company originally approved the Employee Stock Purchase Plan (the "Plan") on November 10, 1999 subject to stockholder approval. The stockholders overwhelmingly approved the Plan at the 2000 Annual Meeting of Stockholders held on February 9, 2000, and the Plan has been in place since. Under the original Plan, eligible employees could purchase up to 1,000,000 shares of the Company's Common Stock, par value $0.01 per share.

     The proposed revised Plan (the "Revised Plan") has been amended and restated, subject to stockholder approval at this meeting, to increase the number of authorized shares from 1,000,000 to 2,000,000, to shorten the eligibility period from 90 days of service to 60 days and to create two option periods per calendar year instead of one. It is intended that the Revised Plan will continue to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the "Tax Code"). A discussion of the tax consequences of the Revised Plan is set forth below. The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended, or Section 401(a) of the Tax Code. The Company is unable to determine the amount of benefits which may be received by the Revised Plan participants as participation may vary in the discretion of individual employees.

     As of the end of calendar year 2003, it is estimated that approximately 900,000 shares of the Company's common stock will have been issued pursuant to the Plan. In the event the Revised Plan and additional 1,000,000 shares of common stock are not approved by the stockholders, the terms of the original Plan will remain in effect and it is anticipated that the balance of the originally approved 1,000,000 shares will be issued (on a pro rata basis) to 2004 plan year participants and the Plan will consequently terminate.

     Set forth below is a summary of the major provisions of the Revised Plan, which is qualified in its entirety by reference to the full text of the Revised Plan, attached to this Proxy Statement as Appendix B.

SUMMARY OF THE REVISED STOCK PURCHASE PLAN

     Objective. The objective of the Plan is to permit employees of the Company and its subsidiaries to acquire an equity interest in the Company through the purchase of the Company's Common Stock.

     Eligibility and Participation. Each employee of the Company or any of its subsidiaries who has completed at least 60 days of service with the Company is eligible to participate in the Plan except employees who are customarily employed less than 20 hours per week or less than five months per year or are employed by a subsidiary which has not adopted the Plan. However, no employee is eligible who would own, after purchasing Common Stock subject to options, shares of capital stock representing 5% or more of the total combined voting stock of the Company. The Company estimates that approximately 13,250 employees of the Company and its subsidiaries will be eligible to participate in the Plan. An eligible employee may enroll in the Plan as of January 1 and/or July 1 (the "Enrollment Dates") and may thereafter make contributions on an after-tax basis through payroll deductions over the six month period for each period ending on June 30 and December 31 respectively, ranging from a minimum of $5/weekly, $10/bi-weekly and $11/semi-monthly, up to an overall maximum of $12,500 per period or $25,000 per year. In addition, no employee may purchase more than 12,500 shares during any option period. A participant may withdraw from the Plan at any time, in which event any accumulated payroll deductions will be paid to him/her.

     Purchase of Common Stock. On each June 30 and December 31, the participants' payroll deductions since the preceding Enrollment Date will be invested in shares of Common Stock. Shares will be purchased at a price equal to 85% of the Fair Market Value (as defined in the Plan) of such Common Stock on the Enrollment Date or the date of purchase, whichever is lower. The shares purchased may be authorized, but un-issued shares and/or shares previously issued and reacquired by the Company.

     Recapitalization. In the event of any reorganization, stock-split, reverse stock-split, or other change in the capital structure of the Company, the Compensation Committee may make an appropriate adjustment to the number, kind, and purchase price of the shares available for purchase under the Plan and the maximum number of shares which may be issued under the Plan.

     Costs of Administration. The Company and its subsidiaries will pay the costs of administering the Plan.

     Taxes. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Tax Code. This section provides that participants will not be taxed on the discount until the participant disposes of the stock, and the determination of the ordinary and capital portion of the resulting gain or loss depends of the length of time the employee has held the stock. The Company will be entitled to a deduction equal to the amount of the employee's ordinary income if the employee disposes of the shares within two years of the applicable Enrollment Date; otherwise, there will be no tax consequences to the Company.

     Plan Amendment. The Board of Directors of the Company may terminate and amend the Plan, at their discretion, at anytime as permitted by law. However, no amendment that requires stockholder approval in order for the Plan to meet the requirements of Section 423 will be effective unless within one year after it is adopted by the Board of Directors, it is approved by the Company's stockholders.

     Administration. A committee appointed by the Board of Directors will administer the Plan. The committee is empowered to adopt rules and regulations concerning the administration and interpretation of the Plan, and to amend the Plan in certain circumstances.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information about the Company's common stock that may be issued upon the exercise of options and rights under all of the Company's existing equity compensation plans as of September 30, 2003, including the 1997 Director's Stock Plan, the 1997 Stock Plan, the 1999 Incentive Compensation Plan and the existing Employee Stock Purchase Plan.

                                                                                       NUMBER OF SECURITIES
                                                                                        REMAINING AVAILABLE
                                                                                        FOR FUTURE ISSUANCE
                                         NUMBER OF SECURITIES                              UNDER EQUITY
                                          TO BE ISSUED UPON       WEIGHTED-AVERAGE      COMPENSATION PLANS
                                             EXERCISE OF         EXERCISE PRICE OF     (EXCLUDING SECURITIES
                                         OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,    REFLECTED IN COLUMN
PLAN CATEGORY                            WARRANTS, AND RIGHTS   WARRANTS, AND RIGHTS           (A)).
-------------                            --------------------   --------------------   ---------------------
                                                 (A)                    (B)                     (C)
Equity compensation plans approved by
  security holders(1)..................       2,797,810               $13.1922               3,083,614
Equity compensation plans not approved
  by security holders(2)...............       2,619,547               $ 5.0579               1,402,968
                                              ---------               --------               ---------
  Total................................       5,417,357               $ 9.2803               4,486,582
                                              =========               ========               =========

---------------

(1) Includes shares issued or remaining to be issued pursuant to the 1997 Directors' Stock Plan, the 1997 Stock Plan, and the Employee Stock Purchase Plan. The number of shares authorized under the 1997 Stock Plan is 15 percent of the aggregate number of shares of Common Stock outstanding.

(2) Includes shares issued or remaining to be issued pursuant to the 1999 Incentive Compensation Plan. For a description of the material terms of this plan, please see footnote 10 to the Company's financial statements filed with the Company's annual report on Form 10-K.

     The affirmative vote of at least a majority of the outstanding shares present in person or by proxy at the annual meeting is necessary for the adoption of the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE REVISED EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED AND RESTATED INCLUDING THE ISSUANCE OF AN ADDITIONAL 1,000,000 SHARES OF COMMON STOCK, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS THE CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                        RATIFICATION OF THE SELECTION OF
                              INDEPENDENT AUDITORS

     On June 6, 2002, the Audit Committee of the Board of Directors dismissed Arthur Andersen LLP ("AA") as our independent auditors for the fiscal year 2002 and engaged Ernst & Young LLP as our independent auditors for the fiscal year 2002.

     During the two fiscal years ended September 2000 and 2001, and the subsequent interim period through June 6, 2002, there were no disagreements between the Company and AA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to AA's satisfaction, would have caused AA to make a reference to the subject matter of the disagreement in connection with its reports; and there were no "reportable events," as such term is defined in
Item 304(a)(1)(v) of Regulation S-K.

     The audit reports of AA on our consolidated financial statements as of and for the fiscal years ended September 30, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the two fiscal years ended September 2000 and 2001, and the subsequent interim period through June 6, 2002, the Company did not consult with Ernst & Young LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company's consolidated financial statements or any of the matters or events set forth in Item 304(a)(2)(i) and
(ii) of Regulation S-K.

     The Audit Committee has appointed Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 2004, subject to ratification by the Company's stockholders.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.

     The affirmative vote of holders of a majority of the shares of Common Stock voted at the 2004 Annual Meeting of Stockholders is required to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 2004.

     If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company's and its stockholders' best interests.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF ERNST & YOUNG LLP'S APPOINTMENT, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                 OTHER BUSINESS

     The Board knows of no business that will come before the meeting except that indicated above. However, if any other matters are properly brought before the meeting, it is intended that the persons acting under the proxy will vote hereunder in accordance with their best judgment.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Pursuant to the Company's bylaws, stockholder proposals submitted for consideration at the Annual Meeting must be delivered to the Corporate Secretary no later than the close of business on December 22, 2003. Pursuant to the Company's bylaws, stockholder proposals submitted for consideration at the Company's 2005 Annual Meeting of Stockholders must be delivered to the Corporate Secretary no later than 80 days before the date of the 2005 Annual Meeting of Stockholders; provided, however, that if less than 90 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the tenth day following the date of which such notice was mailed or such public disclosure made. If such timely notice of a stockholder proposal is not given, the proposal may not be brought before the Annual Meeting. If timely notice is given but is not accompanied by a written statement to the extent required by applicable securities laws, the Company may exercise discretionary voting authority over proxies with respect to such proposal if presented at the Company's 2005 Annual Meeting of Stockholders.

     A proposal of a stockholder intended to be presented at the next annual meeting must be received at the Company's principal executive offices no later than August 13, 2004 if the stockholder making the proposal desires such proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

     In some cases only one copy of this proxy statement or annual report is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement or annual report to a stockholder at a shared address to which a single copy of the document was delivered.

Stockholders sharing an address who are receiving multiple copies of proxy statements or annual reports may also request delivery of a single copy. To request separate or multiple delivery of these materials now or in the future, a stockholder may submit a written request to the Corporate Secretary, Integrated Electrical Services, Inc., 1800 West Loop South, Suite 500, Houston, TX 77027 or an oral request by calling the Corporate Secretary at (713) 860-1500.

                                          By Order of the Board of Directors

                                          /s/ MARK A. OLDER
                                          --------------------------------------
                                          Mark A. Older
                                          Secretary

                                   APPENDIX A

                      INTEGRATED ELECTRICAL SERVICES, INC.

                    CODE OF ETHICS FOR FINANCIAL EXECUTIVES

     This Integrated Electrical Services, Inc. Code of Ethics for Financial Executives applies to the Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer of the Company. The Company expects all of it employees to act in accordance with the highest standards of personal and professional integrity in all aspects of their activities, to comply with all applicable laws, rules and regulations, to deter wrongdoing, and abide by the Company's Legal Compliance and Corporate Policy and other policies and procedures adopted by the Company that govern the conduct of its employees. This Code of Ethics is intended to supplement the Company's Legal Compliance and Corporate Policy.

     You agree to:

          (a) Engage in and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

          (b) Avoid conflicts of interest and disclose to the Audit Committee of the Board of Directors any material transaction or relationship that reasonably could be expected to give rise to such a conflict.

          (c) Take all reasonable measures to protect the confidentiality of non-public information about the Company or its subsidiaries and their customers obtained or created in connection with your activities and to prevent the unauthorized disclosure of such information unless required by applicable law or regulation or legal regulatory process;

          (d) Produce full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and other regulators and in other public communications made by the Company.

          (e) Comply with applicable governmental laws, rules and regulations, as well as the rules and regulations of self-regulatory organizations of which the Company is a member, and;

          (f) Promptly report any violation of this Code of Ethics to the Audit Committee of the Board of Directors.

     You are prohibited from directly or indirectly taking any action to fraudulently influence, coerce, manipulate or mislead the Company's independent public auditors for the purpose of rendering the financial statements of the Company misleading.

     You understand that you will be held accountable for your adherence to this Code of Ethics. Your failure to observe the terms of this Code of Ethics may result in disciplinary action, up to and including termination of employment. Violations of this Code of Ethics may also constitute violations of law and may result in civil and criminal penalties for you, and/or the Company.

                      (This page intentionally left blank)

                                   APPENDIX B

                      INTEGRATED ELECTRICAL SERVICES, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                  (AMENDED AND RESTATED AS OF JANUARY 1, 2004)

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
 1.  Definitions............................................  26
 2.  Purpose of the Plan....................................  27
 3.  Shares Reserved for the Plan...........................  27
 4.  Administration of the Plan.............................  27
 5.  Eligibility to Participate in the Plan.................  28
 6.  Option Periods.........................................  28
 7.  Election to Participate in the Plan....................  28
 8.  Payroll Deductions.....................................  28
 9.  Grant of Options.......................................  28
10.  Exercise of Options....................................  29
11.  Withdrawal; Termination of Employment..................  29
12.  Transferability........................................  30
13.  Adjustments Upon Changes in Capitalization.............  30
14.  Amendment of the Plan..................................  30
15.  Termination of the Plan................................  30
16.  Notices................................................  30
17.  Stockholder Approval...................................  31
18.  Conditions Upon Issuance of Shares.....................  31

                      INTEGRATED ELECTRICAL SERVICES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

     Integrated Electrical Services, Inc. hereby amends and restates the Integrated Electrical Services, Inc. Employee Stock Purchase Plan (the "Plan") effective as of January 1, 2004. The terms of the Plan as hereby amended are as set forth below:

1.  Definitions.

     As used in the Plan the following terms shall have the meanings set forth below:

          (a) "Account" means a ledger account established by the Company for a Participant and credited with the Participant's contributions under the Plan.

          (b)  "Board" means the Board of Directors of the Company.

          (c)  "Code" means the Internal Revenue Code of 1986, as amended.

          (d) "Committee" means the committee appointed by the Board to administer the Plan.

          (e) "Company" means Integrated Electrical Services, Inc., a Delaware corporation, or any successor.

          (f) "Company Stock" means the common stock, $0.01 par value, of the Company.

          (g) "Continuous Employment" means the absence of any interruption or termination of service as an Eligible Employee. However, Continuous Employment shall not be considered interrupted in the case of an authorized leave of absence, provided that such leave is for a period of not more than 90 days or upon the expiration of such leave reemployment is guaranteed by contract or statute.

          (h) "Eligible Compensation" means, with respect to a Participant, the total Form W-2 compensation paid to the Participant by the Participating Companies during the Option Period, including any elective salary deferral contributions made therefrom by the Participant pursuant to Code Sections 125, 129, 132(f)(4) or 401(k), but excluding any pay received after the Participant ceases to be an employee.

          (i) "Eligible Employee" means an employee of the Participating Companies who is customarily employed for at least 20 hours per week and more than five months in a calendar year. An Eligible Employee's status shall continue during an authorized leave of absence, provided such leave is not expected to (or does not) result in a termination in his Continuous Employment.

          (j)  "Enrollment Date" means the first day of each Option Period.

          (k)  "Exercise Date" means the last day of each Option Period.

          (l) "Exercise Price" means the price per share of the Company Stock offered in a given Option Period, which shall be 85% of the Fair Market Value of a share of the Company Stock on the first trading day of the Option Period or the Exercise Date for such Option Period, whichever is lower.

          (m) "Fair Market Value" means, with respect to shares of Company Stock, the closing price of a share quoted on the Composite Tape, or if the shares are not listed on the New York Stock Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or if the shares are not listed on any such stock exchange, the highest closing bid quotation on the National Association of Securities Dealers, Inc., Automated Quotations System or any successor system then in use on the applicable date, or, if none are available on such day, on the next preceding day for which they are available. If no such quotations are available, the fair market value on the applicable date of a share as determined in good faith by the Committee. In the event the shares are not publicly traded at the time a determination of its fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee. Fair Market Value shall be subject to adjustment as provided in
     Section 13.

          (n) "Option Period" means each January 1 through June 30 and each July 1 through December 31; provided, however, upon termination of the Plan other than on a December 31, the final Option Period shall be the shorter period ending on such termination date.

          (o) "Participant" means an Eligible Employee who has elected to participate in the Plan by filing an enrollment agreement with the Company as provided in Section 7 below.

          (p) "Participating Companies" means the Company and each present and future Subsidiary which the Committee, in its sole discretion, designates as a Participating Company.

          (q) "Subsidiary" means any corporation, domestic or foreign, of which the Company owns, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests and that otherwise qualifies as a "subsidiary corporation" within the meaning of Section 424(f) of the Code or any successor thereto, and shall include any limited liability company or partnership which is 100% owned directly or indirectly by the Company and either is disregarded as an entity for federal tax purposes or has elected to be taxed as a corporation.

2.  Purpose of the Plan.

     The purpose of the Plan is to provide an incentive for present and future Eligible Employees of the Participating Companies to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Company Stock. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.

3.  Shares Reserved for the Plan.

     There shall be reserved for issuance and purchase by Participants under the Plan an aggregate of 2,000,000 shares of Company Stock, subject to adjustment as provided in Section 13 below. Shares of Company Stock subject to the Plan may be newly issued shares, treasury shares, shares purchased in the open market or any combination of the foregoing, as determined by the Board in its discretion. If and to the extent that any option to purchase shares of Company Stock shall not be exercised for any reason or if such right to purchase shares shall terminate as provided herein, the shares that have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated.

4.  Administration of the Plan.

     (a) The Plan shall be administered by a Committee appointed by, and which shall serve at the pleasure of, the Board. The Committee shall have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, to correct any defect or rectify any omission in the Plan or to reconcile any inconsistency in the Plan or any option, and to make all other determinations necessary or advisable for the administration of the Plan, all of which actions and determinations shall be final, conclusive and binding on all persons. The act or determination of a majority of the members of the Committee shall be deemed to be the act or determination of the Committee.

     (b) The Committee may request advice or assistance or employ such other persons as it in its discretion deems necessary or appropriate for the proper administration of the Plan.

     (c) All Eligible Employees granted options under the Plan shall have the same rights and privileges; however, the Plan will not fail to satisfy this requirement merely because the amount of Company Stock which may be purchased by any Eligible Employee is determined on the basis of a uniform relationship to the Eligible Compensation of Eligible Employees.

     (d) All expenses of administering the Plan shall be paid by the Participating Companies.

     (e) A separate Account will be maintained for each Participant in the Plan. Statements of Accounts will be given to Participants promptly following each Exercise Date, which statements will set forth the amounts of payroll deductions, the per share Exercise Price, the number of shares purchased and the remaining cash balance in the Participant's Account, if any.

5.  Eligibility to Participate in the Plan.

     Each Eligible Employee who is employed by a Participating Company on an Enrollment Date and has completed a period of Continuous Employment of at least 60 days ending as of such Enrollment Date shall be eligible to participate in the Plan for the Option Period beginning on that Enrollment Date subject to the further provisions of the Plan.

6.  Option Periods.

     The Plan shall consist of consecutive Option Periods beginning on January 1, 2004 and continuing until the Plan is terminated.

7.  Election to Participate in the Plan.

     (a) Each Eligible Employee who satisfies the eligibility requirements as of the Enrollment Date for the applicable Option Period may elect to participate in the Plan for such Option Period by completing an enrollment agreement in the form (written or electronic) provided by the Company (or its designee) and filing such enrollment agreement with the Company (or its designee) prior to the applicable Enrollment Date.

     (b) Payroll deductions for a Participant shall commence on the first payroll date following the Participant's Enrollment Date and shall continue until (i) changed or terminated by the Participant as provided below, (ii) the termination of the Plan, or (iii) the Participant ceases to be an Eligible Employee, whichever occurs first.

     (c) A Participant's election shall remain in effect for each successive Option Period unless the Participant changes or terminates such election prior to the beginning of the Option Period in accordance with the procedures established by the Committee.

8.  Payroll Deductions.

     (a) All Participant contributions to the Plan shall be made by payroll deductions only. At the time a Participant files the enrollment agreement with respect to an Option Period, the Participant shall authorize payroll deductions to be made on each payroll date during the Option Period in an amount equal to a designated number of whole dollars per week, but not less than $5.00 per week, in the case of a Participant who is paid weekly, $10 per bi-weekly pay period, in the case of a Participant who is paid bi-weekly, or $11.00 per semi-monthly pay period, in the case of a Participant who is paid semi-monthly; provided, however, with respect to a Participant making a minimum contribution each pay period, the last payroll deduction in the Option Period shall be reduced, if and to the extent as necessary, so that the maximum aggregate amount of minimum contributions that may be made for that Option Period is the same for all Participants, whether on a weekly, bi-weekly or semi-monthly pay period. Subject to the limitation set forth in Section 9(b), there shall be no maximum amount of payroll deduction which a Participant may authorize each periodic pay period. Such authorization shall be in writing and on such forms as provided by the Committee.

     (b) All payroll deductions made for a Participant may be deposited in the Company's general corporate account and shall be credited to the Participant's Account under the Plan. No interest shall accrue or be credited with respect to the payroll deductions of a Participant under the Plan. A Participant may not make any additional payments into such Account. Pending application of the Accounts, the Company may, but shall not be obligated to, segregate the payroll deductions.

     (c) Except as provided in Section 11, a Participant may not change his current contribution election during an Option Period.

9.  Grant of Options.

     (a) Subject to the limitations set forth in Sections 3 and 9(b) hereof, each Participant shall be granted an option on the Enrollment Date to purchase on the Exercise Date for such Option Period (at the Exercise Price for such Option Period) a number of whole shares of the Company Stock determined by dividing such

Participant's payroll deductions accumulated during the Option Period by the Exercise Price for such Option Period.

     (b) Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted an option under the Plan (i) if, immediately after the grant, such Participant (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits such Participant's rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. Further, subject to
Section 13, the maximum number of shares that can be purchased during an Option Period by any Participant shall be that number of shares equal to the $12,500 divided by the Fair Market Value of the stock on the date the option is granted for such Option Period, but not to exceed 12,500 shares.

10.  Exercise of Options.

     Unless a Participant withdraws or is deemed to have withdrawn from the Plan during an Option Period as provided in Section 11, the Participant's option for the purchase of shares for an Option Period will be exercised automatically on the Exercise Date for such Option Period, and the maximum number of whole shares subject to the option will be purchased for the Participant at the applicable Exercise Price with the accumulated payroll deductions then credited to the Participant's Account. The certificates for such purchased shares shall be issued by the Company as soon as reasonably practical following the Exercise Date. Any amounts remaining credited to an Account after being applied as provided in the preceding sentence shall continue to be credited to the Account for the next Option Period, unless the Participant requests in writing the return of such remainder prior to the beginning of such Option Period.

11.  Withdrawal; Termination of Employment.

     (a) A Participant may withdraw all, but not less than all, of the payroll deductions credited to the Participant's Account under the Plan at any time prior to an Exercise Date by giving proper notice (written or electronic) to the Company. All of the Participant's payroll deductions credited to the Participant's Account will be paid to him promptly after receipt of the Participant's notice of withdrawal, the Participant's participation in the Plan will be terminated, and no further payroll deductions for the purchase of shares will be made. Payroll deductions will not resume on behalf of a Participant who has withdrawn from the Plan unless proper notice (written or electronic) is delivered to the Company within the enrollment period preceding the commencement of a new Option Period directing the Company to resume payroll deductions and the former Participant is at that time an Eligible Employee.

     (b) In the event a Participant ceases to be an Eligible Employee prior to the Exercise Date of an Option Period for any reason other than retirement on or after reaching age 65, disability under a Company long-term disability plan, Social Security or other determination made by the Committee on a nondiscriminatory basis, or death, the payroll deductions credited to the Participant's Account will be automatically returned to the Participant and the Participant's options to purchase shares under the Plan will be automatically terminated for such Option Period.

     (c) In the event a Participant ceases to be an Eligible Employee during an Option Period due to his retirement on or after reaching age 65, his disability under a Company long-term disability plan, Social Security or other determination made by the Committee on a nondiscriminatory basis, or his death, no further contributions may be made to the Participant's Account, and the balance of his Account at such time shall be applied to exercise his options at the end of that Option Period as provided in Section 10, unless prior to such Exercise Date the Participant (or beneficiary, as the case may be) elects by proper notice (written or electronic) to the Company to receive a return in cash of all amounts then credited to the Participant's Account in cancellation of the options to purchase shares under the Plan.

     (d) A Participant's withdrawal during an Option Period will not affect the Participant's eligibility to participate in a succeeding Option Period.

12.  Transferability.

     Options to purchase Company Stock granted under the Plan are not transferable by a Participant (other than by will or the laws of descent and distribution) and are exercisable only by the Participant.

13.  Adjustments Upon Changes in Capitalization.

     (a) If the outstanding shares of Company Stock are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, upon authorization of the Committee, appropriate adjustments may be made in the number and/or kind of shares, and the per share option price thereof, which may be issued in the aggregate and to any Participant upon exercise of options granted under the Plan.

     (b) In the event of the proposed dissolution or liquidation of the Company, the Option Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Participant shall have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Committee makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Participant that the option shall be fully exercisable for a stated period, which shall not be less than 10 days from the date of such notice, and the option will terminate upon the expiration of such period.

     (c) In all cases, the Committee shall have full discretion to exercise any of the powers and authority provided under this Section 13, and the Committee's actions hereunder shall be final and binding on all Participants. No fractional shares of stock shall be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 13.

14.  Amendment of the Plan.

     The Board or the Committee may at any time, or from time to time, amend the Plan in any respect; provided, however, that the Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto, including, without limitation, stockholder approval if required.

15.  Termination of the Plan.

     The Plan and all rights of Eligible Employees hereunder shall terminate:

          (a) on the Exercise Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase under the Plan; or

          (b)  at any time, at the discretion of the Board.

     In the event that the Plan terminates under circumstances described in
Section 15(a) above, reserved shares remaining as of the termination date shall be sold to Participants on a pro rata basis based on their Account balances and any amounts remaining in their Accounts returned to the Participants.

16.  Notices.

     All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

17.  Stockholder Approval.

     The Plan as hereby amended and restated as of January 1, 2004 shall be subject to approval by the stockholders of the Company. If such stockholder approval is not obtained at the 2004 annual meeting of stockholders of the Company, this Plan amendment and restatement shall not be effective and the terms of the Plan as in effect prior to this amendment and restatement shall continue in effect without interruption or change.

18.  Conditions Upon Issuance of Shares.

     (a) The Plan, the grant and exercise of options to purchase shares of Company Stock under the Plan, and the Company's obligation to sell and deliver shares upon the exercise of options to purchase shares shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. In the event the Company is required to obtain from any commission or agency authority to issue any stock certificate, the inability of the Company to obtain from any such commission or agency authority that counsel for the Company deems necessary for the lawful issuance of any such certificate will relieve the Company from liability to any Participant, except to return to him the amount of the balance in his account.

     (b) The Company may make such provisions as it deems appropriate for withholding of amounts that the Company determines it is required to withhold pursuant to applicable tax laws in connection with the purchase or sale by a Participant of any Company Stock acquired pursuant to the Plan. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Company Stock to such Participant.

--------------------------------------------------------------------------------
                      INTEGRATED ELECTRICAL SERVICES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
   SOLICITED BY THE BOARD OF DIRECTORS OF INTEGRATED ELECTRICAL SERVICES, INC.

         The undersigned hereby appoints C. Byron Snyder, Herbert R. Allen and Mark A. Older, and each of them individually, as proxies with full power of substitution, to vote all shares of Common Stock of Integrated Electrical Services, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on Thursday, January 22, 2004, at 10:30 a.m. at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, TX 77027 or at any adjournment or postponement thereof, as follows:

         Any executed proxy which does not designate a vote shall be deemed to grant authority for any item not designated.

                        PROPOSAL 1. ELECTION OF DIRECTORS

[ ] FOR all nominees listed below   [ ] WITHHOLD AUTHORITY for all nominees
                                        listed below

         PROPOSAL 1. 01-Donald P. Hodel, 02-Donald C. Trauscht, and 03-James D. Woods to hold office until the 2007 Annual Meeting and until their successors are elected and qualified. INSTRUCTION: to withhold authority to vote for any individual nominee or nominees, write the appropriate name or names in the space provided here.

--------------------------------------------------------------------------------

     PROPOSAL 2. APPROVAL OF THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED AND RESTATED, INCLUDING THE AUTHORIZATION FOR THE ISSUANCE OF AN
           ADDITIONAL 1,000,000 SHARES OF THE COMPANY'S COMMON STOCK.

                       [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

--------------------------------------------------------------------------------
    PROPOSAL 3. APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS FOR THE COMPANY
                       [ ] FOR   [ ] AGAINST   [ ] ABSTAIN


Please check the following box if you plan to attend the Annual Meeting of Stockholders in person. [ ]
--------------------------------------------------------------------------------
   P
   R
   O
   X
   Y
--------------------------------------------------------------------------------
         ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1 (ALL NOMINEES), AND "FOR" PROPOSAL
2 AND "FOR" PROPOSAL 3, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE
THE MEETING.

         YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE THEREON.

                                           Dated:__________________  , ______

Signature(s)______________________

                                            Please sign exactly as name
                                            appears on this card. Joint
                                            owners should each sign.
                                            Executors, administrators,
                                            trustees, etc., should give their
                                            full titles.

                                                PLEASE COMPLETE, SIGN AND
                                             PROMPTLY MAIL THIS PROXY IN THE
                                                   ENCLOSED ENVELOPE.